UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 16, 2008

Innovex, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933
(Commission File Number)	(I.R.S. Employer Identification No.)

3033 Campus Drive, Suite E180 Plymouth, MN	55441
(Address Of Principal Executive Offices)	(Zip Code)

(763) 383-4000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1-4 through 6-8 are not applicable and therefore omitted.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2008, the Governance Committee of the Board of Directors of Innovex, Inc. (the “Company”) recommended and the Board of Directors approved the appointment of Thira Wipuchanin to the Board of Directors subject to his acceptance thereof.  Mr. Wipuchanin accepted the appointment effective September 16, 2008.  Mr. Wipuchanin’s most recent position was as Senior Executive Vice President for the Export-Import Bank of Thailand.  He worked for Export-Import Bank of Thailand from 1998 through 2003.  He is also currently serving as the Chairman of the Audit Committee for United Palm Oil Industry Public Co. Ltd. and a member of the Audit Committee for Siam Makro Public Co., Ltd.  In addition, Mr. Wipuchanin serves as a member of the Board for both Precious Shipping Public Co. Ltd. and Dharmniti and Truth Co., Ltd.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued September 29, 2008 announcing the appointment of Mr. Wipuchanin to its Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVEX, INC.

By: /s/ Randy Acres
Randy Acres
CFO

Date:	September 29, 2008